UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2019

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AI	NYSE
7.00% Series B Cumulative Perpetual Redeemable Preferred Stock	AI PrB	NYSE
8.250% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AI PrC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

Arlington Asset Investment Corp. (the “Company”) held its annual meeting of shareholders on June 10, 2019 (the “Annual Meeting”).  At the Annual Meeting, the shareholders voted on (i) the election of Eric F. Billings, Daniel E. Berce, David W. Faeder, Melinda H. McClure, Ralph S. Michael, III, Anthony P. Nader, III and J. Rock Tonkel, Jr. to the Company’s Board of Directors for one-year terms expiring at the 2020 annual meeting of shareholders, (ii) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019, and (iii) a proposal to approve, on an advisory (non-binding) basis, the Company’s executive compensation.  The shareholders elected all seven nominees for director, approved the ratification of the appointment of PricewaterhouseCoopers LLP and approved, on an advisory basis, the Company’s executive compensation.

To permit additional time to solicit shareholder votes for Proposal No. 4, the proposal to amend the Company’s Articles of Incorporation to restore customary REIT stock ownership limitations and make certain other administrative changes, contained in the Company's definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 25, 2019 (the "Proxy Statement"), the Annual Meeting with respect to this proposal was adjourned on June 10, 2019, at approximately 9:15 a.m., Eastern Time and scheduled to reconvene on Thursday, June 20, 2019 at 10:00 a.m. Eastern Time at the Company’s offices, located at 1001 Nineteenth Street North, Suite 1900, Arlington, Virginia 22209 for the purpose of holding the shareholder vote on Proposal No. 4. As of June 10, 2019, shareholders voting on this proposal had overwhelmingly voted in the favor of Proposal No. 4, but only approximately 45% had voted on this matter.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee for Director	For	Against	Abstain	Broker Non-Votes
Eric F. Billings	16,373,673	779,059	214,517	15,122,589
Daniel E. Berce	16,347,368	794,775	225,106	15,122,589
David W. Faeder	16,379,740	760,746	226,763	15,122,589
Melinda H. McClure	16,410,030	749,506	207,713	15,122,589
Ralph S. Michael, III	16,274,848	867,772	224,629	15,122,589
Anthony P. Nader, III	16,367,149	783,574	216,526	15,122,589
J. Rock Tonkel, Jr.	16,361,149	784,878	221,222	15,122,589

Proposal No. 2 — Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
30,957,375	1,140,923	391,540	*
*	No broker non-votes arose in connection with Proposal No. 2, due to the fact that the matter was considered “routine” under NYSE rules.

Proposal No. 3 — Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
15,488,003	1,401,519	477,727	15,122,589

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.
Date: June 10, 2019	By:/s/ Richard E. Konzmann Name:Richard E. Konzmann Title:Executive Vice President, Chief Financial Officer and Treasurer